================================================================================


                            ASSET PURCHASE AGREEMENT

                                       BY

                                      AND

                                    BETWEEN

                          IRWIN NATURALS/4HEALTH, INC.

                                      AND

                INHOLTRA INVESTMENT HOLDINGS AND TRADING, N.V.,

                                INHOLTRA, INC.,

                                      AND

                            INHOLTRA NATURAL, LTD.,

                FOR ITSELF AND AS ATTORNEY-IN-FACT ON BEHALF OF

                                 VITO V. FLORIO



================================================================================

                             Dated: March 10, 1999

                               TABLE OF CONTENTS

                                                                             PAGE

         1.       Purchase and Sale Agreement................................   1
                  1.1          Agreement of Purchase and Sale................   1
                  1.2          Purchased Assets..............................   2
                  1.3          Additional Purchased Assets...................   4
                  1.4          Assumed Liabilities...........................   4
                  1.5          Purchase Price, Note and Security Escrow......   6

         2.       Closing....................................................   7
                  2.1          Closing Date..................................   7
                  2.2          Action by Buyer...............................   7
                  2.3          Action by Seller..............................   7

         3.       Additional Covenants.......................................   8
                  3.1          Further Assurances/Cooperation................   8
                  3.2          Non-Assignable Contracts......................   8
                  3.3          Payment of Taxes and Charges Upon Transfer of
                               Purchased Assets..............................   9
                  3.4          Retained Liabilities..........................   9
                  3.5          Books and Records.............................   9
                  3.6          Preparation of Financial Information..........  10
                  3.7          Transitional Services Agreement...............  10
                  3.8          Consulting Agreement..........................  10
                  3.9          Employees.....................................  10
                  3.10         Waiver of Compliance with Bulk Transfer Laws..  10
                  3.11         Non-Compete Agreement.........................  11
                  3.12         Reimbursement of Buyer........................  11
                  3.13         Notice of Certain Matters.....................  11
                  3.14         Change of Name................................  11
                  3.15         Other Agreements..............................  11

         4.       Representations and Warranties as to Seller................  12
                  4.1          Organization, Standing and Power..............  12
                  4.2          Interests in Other Entities...................  12
                  4.3          Authority.....................................  12
                  4.4          Noncontravention..............................  13
                  4.5          Properties....................................  13
                  4.6          Inventory.....................................  13
                  4.7          Intellectual Property.........................  14
                  4.8          Absence of Changes............................  16
                  4.9          Litigation....................................  17
                  4.10         No Violation of Law...........................  18
                  4.11         Government and Third-Party Consents/ Approvals  18
                  4.12         Products Liability............................  18
                  4.13         Material and Other Contracts..................  19
                  4.14         Business Financial Statements; 1998 Revenues..  20
                  4.15         Books and Records.............................  20


                  4.16         Taxes.........................................  20
                  4.17         Information as to Seller......................  21

         5.       Representations and Warranties as to Buyer.................  21
                  5.1          Organization, Standing and Power..............  21
                  5.2          Authority.....................................  21
                  5.3          Noncontravention..............................  21
                  5.4          Information as to Buyer.......................  22

         6.       Indemnification............................................  22
                  6.1          Indemnification by Seller.....................  22
                  6.2          Indemnification by Buyer......................  23
                  6.3          Third Party Claims............................  23
                  6.4          Pending Litigations...........................  24

         7.       Nondisclosure/Announcements................................  25
                  7.1          Nondisclosure.................................  25
                  7.2          No disparagement..............................  25
                  7.3          Injunctive Relief, etc........................  25
                  7.4          Scope of Restriction..........................  25
                  7.5          Additional Undertakings.......................  25

         8.       Survival of Representations and Warranties.................  26

         9.       Miscellaneous Provisions...................................  26
                  9.1          Expenses......................................  26
                  9.2          Notices.......................................  26
                  9.3          Applicable Law................................  27
                  9.4          Waiver, etc...................................  27
                  9.5          Assignment....................................  27
                  9.6          Binding Effect; Benefits......................  28
                  9.7          Amendment.....................................  28
                  9.8          Severability..................................  28
                  9.9          Entire Agreement..............................  28
                  9.10         Schedules.....................................  28
                  9.11         Headings......................................  28
                  9.12         Execution in Counterparts.....................  28
                  9.13         Arbitration...................................  29

                                      SCHEDULES

         1.2(iii)                  Assumed Contracts
         1.3                       Other Excluded Assets
         3.2                       Non-Assignable Contracts
         4.7                       Intellectual Property
         4.9                       Litigation
         4.12                      Product Liability Claims
         4.13(a)                   Material Contracts
         4.13(b)                   Other Agreements
         4.14                      Financials

                                       EXHIBITS

           1                       Bill of Sale and Assignment

           2                       Transitional Services Agreement

           3                       Non-Compete Agreement

           4                       Indemnity Escrow Agreement

           5                       Seller's Opinion of Counsel

           6                       Promissory Note

           7                       Consulting Agreement

           8                       Security Escrow Agreement

                            ASSET PURCHASE AGREEMENT
                            ------------------------

          AGREEMENT (this "Agreement"), dated as of the 10th day of March
1999, by and between Inholtra Natural, Ltd., a Maine corporation ("INL"), for itself and as attorney-in-fact on behalf of Vito V. Florio, a resident of Florida ("Vito's"), and Inholtra, Inc., a Florida corporation ("Inc.") and Inholtra Investment Holdings and Trading, N.V., a Netherlands Antilles company ("Holdings"; INL, Vito's, Inc., and Holdings being sometimes referred to herein individually and collectively as "Seller"), and Irwin Naturals/4Health, Inc. ("Buyer"), a Utah corporation.

                              W I T N E S S E T H:

          WHEREAS, Seller is engaged in the business of manufacturing, marketing, distributing and selling certain nutritional supplements and related products throughout the United States and in certain other countries (the "Business") and owns or has rights to use, among other assets, certain data bases, licenses, inventory, tradenames and goodwill relating thereto, all as more particularly set forth in this Agreement; and

          WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, as a going concern, the Business and all of the assets and rights relating thereto, subject to the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of and in reliance upon the covenants, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

          1.   Purchase and Sale Agreement.
               ---------------------------

          1.1       Agreement of Purchase and Sale. Subject to the terms and
                    ------------------------------
conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants are conditions herein contained, on the Closing Date (as defined in Section 2.1 hereof) Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, the Purchased Assets (as defined in Section 1.2 hereof), free and clear of any and all liens, pledges, security interests, claims, charges or encumbrances of any nature whatsoever.

          1.2       Purchased Assets. As used in this Agreement the term
                    ----------------
"Purchased Assets" means all rights, interest and title to the properties and assets owned by Seller and otherwise employed, used or available for use in the Business, real and personal, tangible and intangible, of every kind and nature, wherever located, as the same shall exist on the Closing Date, including, without limitation:

                       (1) the Intellectual Property Rights (as defined in
                    Section 4.7 hereof), including, without limitation the "INHOLTRA","QUICKSORB" and "ALGONOT" marks, and all goodwill associated therewith and with the Business;

                       (2) the Inventory (so defined in Section 4.6 hereof);

                       (3) all contracts, licenses, arrangements, leases,
                    agreements and commitments, written or oral, that are listed on Schedule 1.2(iii) (the "Assumed Contracts");
                       -----------------

                       (4) all brochures, sales literature, catalogues, price
                    lists, mailing lists, distribution lists, photographs, advertising materials, media materials and plates, art work and copy files (for all media), promotional and other selling materials used in the Business, and masters thereof, wherever situated, in hard copy and electronic format, including, but not limited to, all web sites owned or developed by Seller, together with all elements thereof, including, without limitation, domain names, text, audio, video and graphics, and all intellectual property rights related thereto (all such items being hereinafter collectively referred to as the "Promotional Materials");

                       (5) all papers, documents (including information stored
                    in electronic forms such as computer disks, CD Rom, computer tape, computer hard drive and the like), instruments, books and records, correspondence, files, books of account, data and laboratory books, and other records by which any of the Purchased Assets might be identified or rights with respect thereto enforced, or otherwise pertaining to the Purchased Assets or the Business that are located at the Seller's offices or other locations used in connection with the Business (including without limitation, customer invoices, customer lists, vendor and supplier lists, drafts and other documents and materials relating to customer transactions);

                       (6) all analytical and testing reports, files and
                    production data relating to the Business, in hard copy and electronic format;

                       (7) all back order files and collections files relating
                    to the Business;

                       (8) all credits, prepaid expenses, deferred charges,
                    advance payments, security charges, and other prepaid items, deposits and advances (including royalty advances as set forth in Schedule 4.7) relating to the Business;
                             ------------

                       (9) all rights of Seller to the computer software
                    programs (including source and object codes to the extent Seller owns the rights, data and related documentation) and the licenses or other agreements conferring rights related thereto used in connection with the Business;

                      (10) all office supplies and equipment used in connection
                    with the Business;

                      (11) all rights to receive payment, including promissory
                    notes and all balances, credits, deposits, accounts or monies of Seller held by third parties (other than accounts receivable generated by the Business prior to the Closing
                    Date); and

                      (12) all other assets and properties of Seller that are
                    used in connection with the Business other than Excluded Assets.

                    1.3  Additional Purchased Assets. In the event that Buyer
                         ---------------------------
shall establish and notify Seller at any time or from time to time following the Closing Date that any of the Schedules describing the Purchased Assets failed to include assets or properties of Seller used by Seller in the Business (other than Excluded Assets), then: (a) with respect to any such assets or properties used in the Business, Seller shall, at its own expense, promptly convey, transfer, assign and deliver to Buyer or other such person as may be designated by Buyer, and Buyer or such designee shall acquire from Seller, without additional consideration, all such assets and properties, which shall be deemed for all purposes to be included in the definition of Purchased Assets hereunder as provided in Section 1.2 hereof and (b) with respect to any such assets or properties used primarily, but not exclusively, in the Business, Seller shall grant to Buyer an irrevocable, royalty-free license or otherwise convey to Buyer the unlimited right to use any such assets or property, without additional consideration. Excluded Assets shall mean (a) accounts receivable and other receivables related to merchandise shipped prior to the Closing Date,(b) contracts, agreements or commitments which are not Assumed Contracts, and (c) those assets listed on Schedule 1.3.
                       ------------

                    1.4  Assumed Liabilities.
                         -------------------

          (1) Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date Buyer shall assume, and shall only assume Seller's executory obligations under the Assumed Contracts (but not any obligations thereunder arising from any breach or alleged breach by Seller thereof), in each case only to the extent that the foregoing represent obligations which are by their stated terms to be performed, in the ordinary course, subsequent to the Closing Date ("Assumed Liabilities").

          (2) Anything herein contained to the contrary notwithstanding, the following liabilities of Seller are specifically excluded from the Assumed Liabilities and shall constitute "Retained Liabilities":

                    (1) any and all income, franchise, sales, use, property, payroll, employment, transfer and any other taxes, charges, fees, levies, imports, duties, licenses or other assessments, together with interest, penalties and any other additions to tax or additional amounts imposed by any governmental or taxing authority, or liability for such amounts as a result of Seller being a member of an affiliated, consolidated, combined or unitary group or being a party to any agreement or arrangement whereby Seller may be liable for taxes or any other person for any period prior to (or up to and including) the close of business on the day prior to the Closing Date;

                    (2) any and all liabilities to any employees of Seller for services performed for Seller, or for any severance or other benefits, and any and all employment or consulting arrangements, executive compensation plans, collective bargaining agreements, bonus plans, guaranteed bonus agreements, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of Seller;

                    (3) any liabilities and obligations of Seller, the existence of which constitutes a breach of any of the representations, warranties or covenants made by Seller in this Agreement or in any document delivered by it pursuant hereto;

                    (4) any liabilities and obligations arising out of or in connection with any defect in any product manufactured or sold by Seller prior to the Closing Date, or any litigation, investigation or proceeding to which Seller is a party, or which is based upon events occurring or circumstances existing prior to the Closing Date;

                    (5) any accounts payable of the Business;

                    (6) any liabilities and obligations of Seller for any breach or violation, prior to the Closing Date, of any of the Assumed Contracts; and

                    (7) any other liability or obligation which is not an Assumed Liability.

          (3) For purposes of clarification, notwithstanding the assignment of any contract or other rights included in the Purchased Assets, except as otherwise provided herein Seller has not assigned and Buyer has not assumed and Seller retains its rights and obligations, including all rights and remedies of enforcement, with respect to receivables or other amounts owed or obligations to or from Seller on sales made prior to the Closing Date.

          1.5  Purchase Price, Note and Security Escrow. The purchase
               ----------------------------------------
price for the Purchased Assets shall be $13,250,000.00 (the "Purchase Price"), of which $250,000.00 has been paid to Seller in cash as a non-refundable down payment, the sum of $3,000,000.00 shall be paid in cash to Seller at the Closing (the "Cash Purchase Price"), and the balance of which shall be paid by a promissory note of Buyer issued to Seller at the Closing, in the form annexed hereto as Exhibit 6 (the "Note"). It is acknowledged and agreed that upon
          ---------
maturity of the Note, and as provided therein, $1,000,000.00 of the principal amount due thereunder shall be paid to Satterlee Stephens Burke & Burke LLP, as escrow agent (the "Indemnity Escrow Agent") pursuant to the terms and conditions of the Indemnity Escrow Agreement (the "Indemnity Escrow Agreement") to be executed and delivered at the Closing pursuant to Section 3.15 below. As security for Buyer's obligations under the Note, the parties agree that the Reassignments (as defined herein) shall be deposited in escrow (the "Security Escrow") pending the payment in full of the Note, and the Clean Assignments thereof (as defined in the Note) of the Intellectual Property Rights shall also be deposited in the Security Escrow Agreement to be delivered to Buyer for recording upon payment in full of the Note, all as provided in the Security Escrow Agreement to be entered into by the parties at the Closing in substantially the form attached hereto as Exhibit 8 (the "Security Escrow
                                          ---------
Agreement"). As a further inducement to Buyer to enter into this Agreement, Seller has agreed to enter into the Non-Compete Agreement and the Transitional Services Agreement, and has caused Ronald J.C. Gerard to enter into the Consulting Agreement (as such terms are defined in Section 3). The Purchase Price shall be allocated as determined by Buyer, in its discretion (Seller hereby agreeing to report the transaction for tax purposes on a basis consistent therewith).

          2.   Closing.
               -------

               2.1  Closing Date.  The closing of the sale and purchase
                    ------------
provided for herein (the "Closing") shall take place at 10:00 A.M., New York time, at the offices of Satterlee Stephens Burke & Burke, 230 Park Avenue, New York, New York 10169 on March , 1999 or at such other place, time and date as may hereafter be mutually agreed upon by the parties (such time and date of Closing being hereinafter called the "Closing Date").

               2.2  Action by Buyer. Subject to the terms and conditions
                    ---------------
herein contained, on the Closing Date, Buyer shall pay to Seller the Cash Purchase Price and shall execute and deliver to Seller this Agreement, the Note, the Indemnity Escrow Agreement, the Consulting Agreement, the Non-Compete Agreement, the Security Escrow Agreement, the Transitional Services Agreement and the other agreements contemplated hereby, and shall execute and deliver to John H. Faro, Esq., as escrow agent (the "Security Escrow Agent"), the Reassignments.

               2.3  Action by Seller. Subject to the terms and conditions
                    ----------------
herein contained, on the Closing Date, Seller shall execute and deliver to Buyer this Agreement, the Indemnity Escrow Agreement, the Non-Compete Agreement, the Transitional Services Agreement, the Security Escrow Agreement, and the other agreements contemplated hereby, shall cause Ronald J.C. Gerard to execute and deliver the Consulting Agreement, and shall also execute and deliver to Buyer the following:

                    (a) a duly executed Bill of Sale and Assignment in substantially the form of Exhibit 1 attached hereto and made a part
                                    ---------
          hereof;

                    (b) assignments with respect to the Intellectual Property Rights (in forms suitable for recording in the United States Patent and Trademark Office and in the comparable offices of all relevant foreign jurisdictions) other instruments of transfer, including without limitation any assignments with respect to all Assumed Contracts including License Agreements;

                    (c) all third-party consents and governmental and administrative approvals, as shall be, in the opinion of Buyer, necessary or appropriate in order to convey, transfer and assign to and vest in Buyer good and marketable right, title and interest in and to the Purchased Assets, free and clear of all liens, pledges, security interests, claims, charges and encumbrances of any nature whatsoever;

                    (d) an opinion of John H. Faro, Esq., counsel for Seller, dated the Closing Date, in substantially the form of Exhibit 5
                                                               ---------
          attached hereto and made a part hereof; and

                    (e) duly executed powers of attorney, in form and substance satisfactory to Buyer, authorizing the parties named therein to act on behalf of Vito's, Inc. and Holdings, as the case may be, in all capacities and in respect of all actions contemplated hereunder and under any document contemplated hereby.

          3.   Additional Covenants.
               --------------------

               3.1     Further Assurances/Cooperation.
                       ------------------------------

          (1) Seller hereby agrees that it shall from time to time after the Closing Date, at its sole cost and expense, take any and all actions, and execute, acknowledge, deliver, file and/or record any and all documents and instruments, as Buyer may reasonably request in order to more fully perfect the rights which are intended to be granted to Buyer hereunder.

          (2) Each of the parties hereto hereby agrees to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the opinion of any of the parties hereto in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated hereby.

                3.2    Non-Assignable Contracts.  Anything in this Agreement
                       ------------------------
contained to the contrary notwithstanding, nothing in this Agreement shall be construed as an attempt to assign (a) any contract or agreement that is at law non-assignable without the consent of the other party thereto and as to which such consent shall not have been given, or (b) any contract or agreement as to which all the remedies for the enforcement thereof and the rights thereunder enjoyed by Seller would not, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement. Attached hereto as Schedule 3.2
                                                                    ------------
is a list of all such non-assignable contracts. In order, however, that the full value of every contract and agreement of the character described in clauses (a) and (b) of the immediately preceding sentence and all claims and demands relating to such contracts and agreements may be realized, Seller hereby agrees with Buyer that it will, at its sole cost and expense, at the request and under the direction of Buyer, in the name of Seller or otherwise, as Buyer shall specify and as shall be permitted by law, take all such action and do or cause to be done all such things as shall be, in the opinion of Buyer, necessary or desirable (1) in order that the rights and benefits of Seller under such contracts and agreements shall be preserved and (2) for, and to facilitate, the collection of the monies due and payable, and to become due and payable, to Seller in and under every such contract and agreement, and Seller will hold the same for the benefit of and will pay the same, when received, to Buyer.

                3.3    Payment of Taxes and Charges Upon Transfer of Purchased
                       -------------------------------------------------------
Assets. Seller shall be responsible for, and shall pay, any and all filing,
------
recording, registration and similar fees, arising out of the transactions contemplated by this Agreement. Buyer shall be responsible for, and shall pay, any and all sales, use, purchase, transfer and similar taxes arising therefrom.

                3.4    Retained Liabilities. Subsequent to the Closing Date,
                       --------------------
Seller shall pay, discharge and perform the Retained Liabilities as and when due.

                3.5    Books and Records. Seller shall, for a period of at least
                       -----------------
four (4) years following the Closing Date, maintain and make available to Buyer and its representatives for inspection and reproduction, during regular business hours, all books and records relating to the Purchased Assets, the Business or the Assumed Liabilities which are not included among the Purchased Assets. Buyer shall, for a period of at least four (4) years following the Closing Date, maintain and make available to Seller and its representatives for inspection and reproduction, during regular business hours, all books and records relating to the Purchased Assets, the Business or the Assumed Liabilities which are included among the Purchased Assets, but only insofar as said books and records relate to periods ending on or prior to the Closing Date.

                3.6    Preparation of Financial Information.
                       ------------------------------------

          (1) In contemplation of and in order to comply with the rules and regulations of the Securities and Exchange Commission, Buyer shall cause its independent accountants to prepare, as promptly as possible after the Closing Date, audited financial statements for the Business for the years ended December 31, 1997 and December 31, 1998 (collectively, the "Financial Statements") and to Seller shall provide all necessary assistance with respect thereto, it being understood and agreed by Seller that such assistance shall include, without limitation, (i) providing Buyer and its representatives with all necessary financial information and data relating to the Business for such periods, (ii) making available to Buyer all employees or any of its affiliates deemed necessary by Buyer to assist in the preparation of such financial statements, and (iii) if requested by Buyer, delivering a management representation letter.

          (2) The fees and expenses of such accountants in preparing Financial Statements for the Business as provided in this Section shall be borne equally by Buyer and Seller; provided that Seller's share thereof shall not exceed $25,000.00 in the aggregate.

                3.7    Transitional Services Agreement.  At the Closing, Buyer
                       -------------------------------
shall enter into a transitional services agreement, in the form attached hereto as Exhibit 2 (the "Transitional Services Agreement").
   ---------

                3.8    Consulting Agreement.  At the Closing, Buyer shall enter
                       --------------------
into a consulting agreement with Ronald J.C. Gerard in the form attached hereto as Exhibit 7 (the "Consulting Agreement").
   ---------

                3.9    Employees. Buyer shall have no obligation to employ any
                       ---------
employees of Seller.

               3.10    Waiver of Compliance with Bulk Transfer Laws.  Subject to
                       --------------------------------------------
the provisions of Section 6.1, with respect to the transactions contemplated by this Agreement, Buyer hereby waives compliance with any applicable provisions of the bulk transfer laws (Section 6 of the Uniform Commercial Code).

               3.11    Non-Compete Agreement. At the Closing, the Seller shall
                       ---------------------
enter into a non-compete agreement, in the form attached hereto as Exhibit 3
                                                                   ---------
(the "Non-Compete Agreement").

               3.12    Reimbursement of Buyer. Seller shall, no later than June
                       ----------------------
10, 1999, reimburse Buyer for any refunds, credits, returns, replacements, repairs and warranty costs and expenses made by Buyer with respect to sales of merchandise by Seller prior to the Closing.

               3.13    Notice of Certain Matters. Each of the parties hereto
                       -------------------------
shall give written notice to the other party promptly upon becoming aware of (i) the occurrence of a material adverse change in the condition of the Purchased Assets or the Business, (ii) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or could reasonably be expected to cause any representation or warranty in this Agreement to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing Date or (iii) any material failure on the part of either party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; provided that the delivery of any notice pursuant to this Section 3.18 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               3.14    Change of Name.  Effective from and after the Closing
                       --------------
Date, each of Seller, Inc., Vito's and Holdings shall (and shall cause each of their respective subsidiaries and affiliates to) change its name to a name not containing the words "Inholtra" or "Vito" or any combination, permutation or derivative thereof (except for Vito's with respect to the name Vito V. Florio) and shall within 15 days after the Closing Date furnish Buyer with certificates or other written evidence satisfactory to Buyer from the appropriate regulatory authorities confirming that such changes of name have been effected.

               3.15    Other Agreements.  At the Closing, the Buyer and Seller
                       ----------------
shall enter into the Indemnity Escrow Agreement, in the form attached hereto as
Exhibit 4, and the Security Escrow Agreement, in the form attached hereto as
---------
Exhibit 8, pursuant to which Buyer shall deliver to the Security Escrow Agent
---------
reassignments to Seller, Vito's, Inc., or Holdings, as the case may be, of all rights assigned to Buyer under Section 2.3(b) hereof, as security for repayment of the Note (the "Reassignments").

          4.   Representations and Warranties as to Seller. Seller hereby,
               -------------------------------------------
represents and warrants to Buyer as follows:

                4.1    Organization, Standing and Power. Each of INL, Inc. and
                       --------------------------------
Holdings is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation shown in the introductory paragraph of this Agreement, with full corporate power and authority to own, lease and operate its properties and to carry on the Business as presently conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by Seller, or the conduct of its business, makes it necessary for it to qualify to do business as a foreign corporation.

                4.2    Interests in Other Entities. Seller does not (i) own,
                       ---------------------------
directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation engaged in the same or similar business to the Business; (ii) have any ownership interest, direct or indirect of record or beneficially, in any unincorporated entity engaged in the same or similar business to the Business; or (iii) have any obligation, direct or indirect, present or contingent, (A) to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any other person or entity engaged in the same or similar business to the Business, or (B) to share any profits or capital investments or both from a entity engaged in the same or similar business to the Business.

                4.3    Authority.  The execution and delivery by of this
                       ---------
Agreement and of all of the agreements to be executed and delivered by them pursuant hereto, the performance by them of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of each such party and each such party has all necessary power with respect thereto. This Agreement is, and when executed and delivered by the parties thereto, each of the other agreements to be delivered pursuant hereto will be, the valid and binding obligation of them, Vito's, Inc. and Holdings enforceable against each such party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

                4.4    Noncontravention. Neither the execution and delivery of
                       ----------------
this Agreement or of any agreement to be executed and delivered pursuant hereto, nor the consummation of any transactions contemplated hereby or thereby, nor the performance by INL, Vito's, Inc. and Holdings of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (A) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of any of such parties or (B) give rise to a default or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to Seller, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which it is a party or by which Seller or any of the Purchased Assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (C) violate any order, writ, injunction, decree, law, statute, rule or regulation of any Court or governmental authority which is applicable to Seller or any of the Purchased Assets, or (D) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the Purchased Assets, or (E) interfere with or otherwise adversely affect the ability of Buyer to carry on the Business after the Closing Date on substantially the same basis as is now conducted by Seller.

                4.5    Properties. Except for the Excluded Assets, the Purchased
                       ----------
Assets comprise all of the properties and assets which are necessary in order for Buyer to carry on the Business on and after the Closing Date on substantially the same basis as is now conducted by Seller. INL, Vito's, Inc. and Holdings have good and valid title to all of the Purchased Assets, free and clear of all liens, pledges, security interests, claims, charges or encumbrances of any nature whatsoever.

                4.6    Inventory. The inventory of the Seller consists of all
                       ---------
finished goods (including packaging), wherever located, related to the Business (all such items being hereinafter collectively referred to as the Inventory"), all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is damaged, defective or obsolete. No single SKU of product included in the Inventory exceeds in volume the amount of such SKU that is necessary for the conduct of the Business, based upon historical sales, by Seller of such SKU. Seller has, and on the Closing Date will have, on hand sufficient quantities of each SKU of Inventory, based upon historical sales by Seller of such SKU, or binding commitments from suppliers, third-party manufacturers and packers and fulfillment houses to supply sufficient quantities thereof, to enable Buyer to satisfy all commitments to customers for at least an eight(8) week period after the Closing Date.

                4.7    Intellectual Property.
                       ---------------------

          (1)  Schedule 4.7 is a  complete and correct list of all (i) United
               ------------
States and foreign patents, trademark and trade name registrations, trademarks and trade names, brandmarks and brand name registrations, servicemarks and servicemark registrations, assumed names and copyrights and copyright registrations, owned in whole or in part and used by INL, Vito's, Inc. or Holdings with respect to the Business as presently conducted by Seller, and all applications therefor, including without limitation, the "INHOLTRA" name, in each case indicating the party owning such rights, (ii) inventions, discoveries, improvement's, processes, formulae, proprietary rights and trade secrets relating to the Business as presently conducted by Seller (including customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (iii) domain name, fictitious and d.b.a. name, proprietary "800" and "888" prefix telephone numbers, Internet URL's, web site text, audio, video and graphics, and other identifier and proprietary rights owned or used by INL, Vito's, Inc. or Holdings in connection with the Business as presently conducted by Seller (and with respect to such "800" and "888" prefix telephone numbers, Seller will use commercially reasonable efforts to obtain from its long distance carrier consent to the assignment and transfer of all such telephone numbers and related rights), and (iv) licenses, sublicenses and similar agreements (active or pending) between INL, Vito's, Inc. or Holdings and the respective copyright owners of all labels currently distributed by the Business as presently conducted by Seller (the "License Agreements") (all such items listed in (i) through (iv) above being hereinafter referred to as "Intellectual Property Rights"). Schedule 4.7 also identifies, with respect to the License Agreements,
          ------------
the copyright owners and the royalty rate, the advance and the amount of the advance, if any, which has not been recouped.

          (2)  Except as expressly set forth in said Schedule 4.7 or in Schedule
                                                     ------------       --------
4.9, (i) INL, Vito's, Inc. and Holdings own or have the right to use all of the
---
Intellectual Property Rights; (ii) no proceedings have been instituted, are pending or, to the best of the knowledge of INL, Vito's, Inc. and Holdings are threatened, which challenge the rights of INL, Vito's, Inc. and Holdings in respect thereto or the validity thereof and, to the best knowledge of INL, Vito's, Inc. and Holdings there is no valid basis for any such proceedings;
(iii) none of the aforesaid violates any laws, statutes, ordinances or regulations, or has at any time infringed upon or violated any rights of others, or is being infringed by others; and (iv) none of the aforesaid is subject to any outstanding order, decree, judgment, stipulation or charge.

          (3) The Intellectual Property Rights include all patents, trademarks, servicemarks, brandmarks, trade names, copyrights and similar rights that are used in or are necessary for the operation of the Business as presently conducted by Seller.

          (4) All patents, trademarks, servicemarks and brandmarks that are included in the Intellectual Property Rights have been duly registered in or issued by the United States Patent and Trademark Office, the United Sates Register of Copyrights and the appropriate offices of the other countries shown on Schedule 4.7, have been renewed in accordance with all applicable provisions
   ------------
of law and administrative regulations in the United States and in each such country, are valid, enforceable and subsisting, and all necessary actions have been taken to maintain the same. All patent applications and applications for registration of trademarks, servicemarks or brandmarks listed on Schedule 4.7
                                                                 ------------
have been duly filed with the United States Patent and Trademark Office, the United States Register of Copyrights and the appropriate offices of the other countries identified therein, and are pending, except as otherwise shown in
Schedule 4.7.
------------

          (5) All licenses or other agreements included in the Intellectual Property Rights are in full force and effect, there is no default by INL, Vito's, Inc. or Holdings or any other party thereto, and all rights of each such party thereunder are freely assignable to Buyer. The licensors under such licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses and other agreements have been provided to Buyer.

          (6) All licenses or other agreements under which Seller has granted rights to others in any of the Intellectual Property Rights are listed in
Schedule 4.7.  All of such licenses and other agreements are in full force and
------------
effect, there is no default by Seller or any other party thereto, and all of Seller's rights thereunder are freely assignable to Buyer. True and complete copies of all such licenses and other agreements have been provided to Buyer.

                4.8    Absence of Changes.  Since November 30, 1998, (a) Seller
                       ------------------
has conducted the Business (and during the transition period contemplated by the Transitional Services Agreement will conduct the Business) only in the ordinary course of business and in a manner consistent with existing policies and practices, with a view toward maximizing sales and profits, and in compliance with applicable law; and Seller has used (and, during such transition period, shall use) its best efforts to preserve intact the Business, to maintain and preserve the Purchased Assets, to keep available the services of key management personnel and to preserve the present goodwill of Seller and its relationships with customers, suppliers and other persons with whom it has business relations;
(b) there has not been (i) any material adverse change in the condition (financial or otherwise), assets, liabilities, business, prospects, or results of operations of the Business (including, without limitation, any such adverse change resulting from damage, destruction or other casualty, loss, whether or not covered by insurance), (ii) any waiver by Seller of any right, or cancellation of any debt or claim, related to the Business, or (iii) any change in the accounting principles or methods which are utilized by Seller; and (c) Seller has not

          (i) agreed or undertaken to sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of the Purchased Assets, except the sale of the Inventory in the ordinary course of business;

          (ii) agreed or undertaken to sell, assign or transfer any patents, trademarks, trade names, copyrights, licenses or other intangible assets related to the Business or the Purchased Assets;

          (iii) caused Seller to suffer any event or condition of any character that has or could materially and adversely affect the Business or the Purchased Assets;

          (iv) altered the price lists relating to the Business, other than in the ordinary course of business;

          (v) waived or accelerated any rights of value or entered into any transactions with respect to the Business not in the ordinary course of business;

          (vi) maintained the books of account and records relating to the Purchased Assets in the usual, regular and ordinary manner, on a basis consistent with past practice, and complied with all material laws applicable to the conduct of the Business with respect to the Purchased Assets and performed its material obligations relating to the Business with respect to the Purchased Assets without default;

          (vii) not authorized or permitted its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative to sell, agree to sell or enter into any arrangements or negotiations or authorized any third party to enter into negotiations or solicit offers of any type or to provide information, cooperate in any way or assist, facilitate or encourage acquisitions relating to the transfer or other disposition of any of the Purchased Assets or the Business (including any merger or consolidation involving the Seller or any other similar transaction); or

         (viii) authorized any of, or committed or agreed to take, any of the foregoing actions.

                4.9    Litigation.  Except as set forth in Schedule 4.9, there
                       ----------                          ------------
are no claims, suits, actions, arbitrations, investigations, inquiries or other proceedings before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of Seller, threatened, against or relating to Seller, the Business or any of the Purchased Assets; nor, is there any basis for any such claim, suit, action, arbitration, investigation, inquiry or other proceeding. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to Seller, the Business or any of the Purchased Assets, the effect of which is (a) to limit, restrict, regulate, enjoin or prohibit any business practice in any area, or the acquisition of any properties, assets or businesses, or (b) otherwise materially adverse to the Business or any of the Purchased Assets.

                4.10   No Violation of Law.  Seller is not engaging in any
                       -------------------
activity or omitting to take any action as a result of which (a) it is in violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative, body or agency, applicable to Seller, the Business or any of the Purchased Assets, including, but not limited to, those relating to truth-in-advertising, occupational safety and health, consumer health and safety, environmental and ecological protection, business practices and operations, labor practices, and employee benefits, and (b) Seller, the Business and/or any of the Purchased Assets have been or may be materially and adversely affected.

                4.11   Government and Third-Party Consents/ Approvals.  No
                       ----------------------------------------------
approval, authorization, consent or order or action of, or filing with, any third party or court, administrative agency or governmental authority (a) is required for the execution and delivery by INL, for itself and on behalf of Vito's, Inc. and Holdings, of this Agreement and of all of the agreements to be executed and delivered by Seller pursuant hereto, or the consummation by Seller of the transactions contemplated hereby or thereby or (b) is necessary in order that the Business may be conducted immediately following the Closing Date substantially in the same manner as heretofore conducted.

                4.12   Products Liability.  Schedule 4.12 lists all product
                       ------------------   -------------
liability claims made or to the knowledge of Seller threatened in Seller's last three (3) fiscal years with respect to the Business.

                4.13   Material and Other Contracts.
                       ----------------------------

          (1)  Schedule 4.13(a) lists all pending or executory contracts,
               ----------------
agreements or commitments relating to the Business, including, without limitation, license agreements, product supplier agreements, distribution agreements, marketing agreements, non-competition agreements, confidentiality agreements and vendor agreements, and other agreements relating to the Intellectual Property Rights (all such items being hereinafter collectively referred to as the "Material Agreements"). True and complete copies of all such documents and complete descriptions of all oral contracts (if any) referred to in Schedule 4.13(a) have been provided or made available to Buyer and its
   ----------------
counsel. Each of the Assumed Contracts is (i) in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in default thereunder, and, to the best of the knowledge of Seller, no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a default or right of cancellation, acceleration or loss of contractual benefits thereunder; (ii) there has been no threatened cancellations thereof, and there are no outstanding disputes thereunder; and (iii) none of them is materially burdensome to Seller.

          (2)  Schedule 4.13(b) contains a complete and correct list of all
               ----------------
contract, commitments, obligations and understandings which are not set forth in any other Schedule delivered hereunder and to which Seller is a party or otherwise bound, and which relate to the Business, except for each of those which (i) was made in the ordinary course of business, and (ii) either (A) is terminable by Seller (and will be terminable by Buyer) without liability, expense or other obligation on thirty (30) days' notice or less, or (B) may be anticipated to involve aggregate payments to or by Seller of $5,000 (or the equivalent) or less calculated over the full term thereof, and (iii) is not otherwise material to the Business or any of the Purchased Assets. Complete and correct copies of all contracts, commitments, obligations and undertakings set forth on any of the Schedules delivered pursuant to this Agreement have been furnished by Seller to Buyer, and except as expressly stated on the Schedule on which they are set forth, (x) each of them is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in default thereunder, and, to the best of the knowledge of Seller, no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a default or right of cancellation, acceleration or loss of contractual benefits thereunder; (y) there has been no threatened cancellations thereof, and there are no outstanding disputes thereunder; and (z) none of them is materially burdensome to Seller.

                4.14   Business Financial Statements; 1998 Revenues.  Schedule
                       --------------------------------------------   --------
4.14 is a true and correct copy of the balance sheet with respect to the
----
Business as at October 31 and November 30, 1998 and the related statements of operations for the periods then ended (collectively, the "Business Financials"). The Business Financials have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may otherwise be indicated therein) and each presents fairly, in all material respects, the financial position of the Business as at the date thereof and the results of its operations and cash flow position for the period indicated. Seller represents and warrants that the revenues of Seller (net of refunds, credits, returns, replacements, repairs, warranty costs and expenses and bad debt expenses) for the year ended December 31, 1998 is no less than $5,000,000.00.

                4.15   Books and Records. The books and records of Seller are
                       -----------------
complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition, results of operations and cash flow of Seller as set forth in the Business Financials.

                4.16   Taxes. Seller has filed all tax returns that it was
                       -----
required to file. All such tax returns were correct and complete in all material respects. All taxes owed by Seller

(whether or not shown on any tax return) have been paid or adequate provision for the payment thereof has been made by Seller. Seller currently is not the beneficiary of, or subject to, any extension of time within which to file any tax return. Seller has reported and duly paid state and local sales and use taxes in all states in which it is required to report and pay such taxes, including sales and/or use taxes on sales of merchandise and on promotional materials. There is no material dispute or claim concerning any tax liability of Seller either formally asserted or raised, or, to the knowledge of Seller, threatened by any governmental or administrative entity.

                4.17   Information as to Seller. None of the representations or
                       ------------------------
warranties made by INL, Vito's, Inc. or Holdings, in this Agreement or in any agreement executed and delivered by it pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

          5.   Representations and Warranties as to Buyer. Buyer hereby
               ------------------------------------------
represents and warrants to Seller as follows:

                5.1    Organization, Standing and Power.  Buyer is a corporation
                       --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Utah, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it.

                5.2    Authority. The execution and delivery by Buyer of this
                       ---------
Agreement and of each agreement to be executed and delivered by it pursuant hereto, the compliance by Buyer with the provisions hereof and thereof, the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer, and Buyer has all necessary corporate power with respect thereto. This Agreement is, and when executed and delivered by Buyer each other agreement to be executed and delivered by it pursuant hereto will be, the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

                5.3    Noncontravention. Neither the execution and delivery by
                       ----------------
Buyer of this Agreement or of any of the aforementioned other agreements, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance by Buyer with the provisions hereof and thereof, will (nor with the giving of notice or the lapse of time or both, would) conflict with or result in a violation of any provision of the Certificate of

Incorporation or By-laws of Buyer, or in the breach of any material agreement to which Buyer is a party or otherwise bound.

                5.4    Information as to Buyer.  None of the representations or
                       -----------------------
warranties made by Buyer in this Agreement or in any agreement executed and delivered by or on behalf of it pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

          6.   Indemnification.
               ---------------

                6.1    Indemnification by Seller.  Seller shall indemnify and
                       -------------------------
hold Buyer harmless from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto (a "Loss") which Loss Buyer may sustain, suffer or incur and which arises out of, is caused by, relates to, or results or occurs from or in connection with
(a) liabilities (other than the Assumed Liabilities) arising in connection with the Business, this Agreement or the transactions contemplated hereby, (b) the noncompliance with any applicable bulk transfer laws of any jurisdiction, (c) the breach by Seller of any representation, warranty or covenant by it in this Agreement or in any agreement or instrument executed and delivered pursuant hereto, (d) the operation of the Business by Seller prior to the Closing Date (regardless of whether any claim is brought prior to or subsequent to the Closing), (e) any willful misconduct or negligence by Seller which interferes with the transactions contemplated by this Agreement,(f) any refunds, credits or replacements issued or made after the Closing Date relating to sales made by Seller prior to the Closing Date, or (g) liabilities relating to any fees, brokerage commissions, or other like payments owed to any agent, broker, person or firm acting on behalf of Seller, or under its authority, in connection with any of the transactions contemplated hereby. Furthermore, Seller will indemnify and hold Buyer harmless against all liabilities, loss, expense, cost or obligations of any nature, known or unknown, fixed or contingent, matured or unmatured, to any party which Buyer might incur relating to the transactions contemplated hereunder and the transfer of the Business to Buyer regardless of whether said claim is instituted prior to or subsequent to the Closing and regardless of whether the transactions contemplated hereby are consummated. Seller will indemnify Buyer for any willful or negligent act by Seller interfering with the intent and/or terms of this Agreement and the transactions contemplated hereunder. This indemnification obligation shall also apply to claims directly by Buyer against the Seller as well as to third party claims.
In addition to any other rights and remedies to which Buyer may be entitled hereunder or under applicable law, upon notice to Seller specifying in reasonable detail the basis for a set-off, Buyer may set-off any amount to which it may be entitled under this Article 6 against amounts otherwise payable by it under the Note. Notwithstanding the foregoing, Seller's obligations to indemnify Buyer hereunder, insofar as they relate to Losses arising out of any litigation described on Schedule 4.9 hereto, shall not exceed One Million Dollars
             ------------
($1,000,000.00) in the aggregate.

                6.2    Indemnification by Buyer.  Buyer indemnifies and holds
                       ------------------------
Seller harmless from and against any Loss, which Loss Seller may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with (a) the Assumed Liabilities,(b) the breach by Buyer of any representation, warranty or covenant made by it in this Agreement or in any agreement or instrument executed and delivered pursuant hereto, (c) liabilities relating to the merchandise sold by Buyer (other than claims caused by a breach of a representation or warranty by Seller or negligent acts or omissions of Seller), or the operation of the Business by Buyer after the Closing Date, or (d) liabilities relating to any fees, brokerage commissions, or other like payments owed to any agent, broker, person or firm acting on behalf of Buyer, or under its authority, in connection with any of the transactions contemplated hereby. This indemnification obligation shall also apply to claims direct1y by Seller against Buyer as well as to third party claims.

                6.3    Third Party Claims.  If a claim by a third party is made
                       ------------------
against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under this
Section 6, the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder unless such failure materially and adversely affects the indemnifying party or parties. The indemnifying party or parties shall have ten (10) days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (i) in the case of Seller as the indemnifying party, it shall not thereby permit to exist any lien, encumbrance or other adverse change upon any of the Purchased Assets, Buyer or the Business, and (ii) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties.

So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise the claim at their exclusive discretion, at the risk and expense of the indemnifying parties to the full extent set forth in Sections 6.1 or 6.2 hereof, as the case may be.


                6.4    Pending Litigations.  The parties agree that Buyer shall
                       -------------------
have the rights of an indemnified party under Section 6.3 above with respect to each of the pending litigations described on Schedule 4.9, provided that with
                                             ------------
respect to the Nutrimax/Rexall action described therein, any award received by
               ---------------
Buyer or Seller thereunder shall first be applied to the payment or reimbursement of Seller's reasonable legal fees and expenses incurred in such action prior to the Closing, then to the payment or reimbursement of Seller's and Buyer's reasonable legal fees and expenses incurred in such action after the Closing, and the balance shall be divided equally between Buyer and Seller.

          7.   Nondisclosure/Announcements.
               ---------------------------

                7.1    Nondisclosure. Following the Closing, the parties shall
                       -------------
mutually agree on and issue a press release regarding the relationship contemplated in this Agreement, provided that under no circumstances shall the Purchase Price or any other financial terms of this Agreement be disclosed except as otherwise required by law.

                7.2    No disparagement.  At no time during the period
                       ----------------
commencing on the date hereof and continuing for five (5) years after the Closing Date shall INL, or any subsidiary or affiliate thereof, including, without limitation, Vito's, Inc. or Holdings, disparage the commercial, business or financial reputation of Buyer or any of its officers, directors, employees, agents or affiliates.

                7.3    Injunctive Relief, etc.  The parties hereto hereby
                       ----------------------
acknowledge and agree that (i) Buyer would be irreparably injured in the event of a breach by INL, Vito's, Inc. or Holdings of any of their respective obligations under this Section 7, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) Buyer shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which Seller may have against Buyer, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Buyer of any of its rights under this Section 7.

                7.4    Scope of Restriction.  It is the intent of the parties
                       --------------------
hereto that the covenants contained in this Section 7 shall be enforced to the fullest extent permissible under the laws of and public policies of each jurisdiction in which enforcement is sought (Seller hereby acknowledging that said restrictions are reasonably necessary for the protection of Buyer). Accordingly, it is hereby agreed that if any one or more of the provisions of this Section 7 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible.

                7.5    Additional Undertakings.  The provisions of this Section
                       -----------------------
7 shall be in addition to, and not in lieu of, any other obligations with respect to the subject matter hereof, whether arising as a matter of contract, by law or otherwise, including, but not limited to, any obligations which may be contained in any employment or consulting agreements to which Buyer is a party.

          8.   Survival of Representations and Warranties.
               ------------------------------------------

          Each of the parties hereto hereby agrees that all representations and warranties made by or on behalf of it in this Agreement or in any document or instrument delivered pursuant hereto shall survive the Closing Date and the consummation of the transactions contemplated hereby.

          9.   Miscellaneous Provisions.
               ------------------------

                9.1    Expenses.  Except as otherwise provided in this
                       --------
Agreement, each of the parties hereto shall pay his or its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

                9.2    Notices. All notices, requests, demands and other
                       -------
communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, or one (1) business day after having been deposited with courier, if sent by overnight courier or having been sent by telecopy, if sent by telecopy (receipt confirmed), or three (3) business days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

          If to Buyer, to:   Irwin Naturals/4Health, Inc.
                             10549 W. Jefferson Boulevard
                             Culver City, CA 90232
                             Attn: Klee Irwin

          Copy to:           Satterlee Stephens Burke & Burke LLP
                             230 Park Avenue
                             New York, NY  10169
                             Attn: Peter A. Basilevsky

          If to INL,
          Vito's, Inc. or
          Holdings, to:      Inholtra Natural, Ltd.
                             21 Oceanview Road
                             Kennebunk, ME 04043
                             Attn: Ronald J.C. Gerard
                                   President and CEO

          Copy to:           Faro & Associates
                             P.O. Box 4904
                             Miami, Fl 33149-4904
                             Attn: John H. Faro

or to such other address as any party shall have designated by like notice to the other parties hereto (except that a notice of change of address shall only be effective upon receipt).

                9.3    Applicable Law.  This Agreement shall be governed by, and
                       --------------
construed in accordance with, the law of the State of Utah without regard to its choice of law principles.

                9.4    Waiver, etc.  The failure of any of the parties hereto to
                       -----------
at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions Agreement shall be effective unless set forth in a instrument executed by the party or parties against whom enforcement of such waiver is sought; and no waiver of breach shall be construed or deemed to be a waiver of or subsequent breach.

                9.5    Assignment.  Prior to the Closing Date, neither this
                       ----------
Agreement nor any rights, interests or obligations hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of all of the parties hereto, except that Buyer may (a) assign any and all of its rights and remedies and delegate any and all of its obligations under this Agreement to any affiliate, subsidiary or any entity owned or controlled by, it, provided such affiliate, subsidiary or entity agrees in writing to be bound by the terms hereof, and (b) grant a security interest in its rights under this Agreement to Buyer's lender, as administrative agent (the "Agent"), in connection with the financing of the transactions contemplated by this Agreement.

                9.6    Binding Effect; Benefits.  This Agreement shall inure to
                       ------------------------
the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                9.7    Amendment.  This Agreement may only be amended by a
                       ---------
written instrument executed by each of the parties hereto.

                9.8    Severability.  Any provision of this Agreement which is
                       ------------
held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                9.9    Entire Agreement. This Agreement (together with the other
                       ----------------
agreements and documents being delivered pursuant to or in connection with this Agreement) and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                9.10   Schedules.  The Schedules delivered pursuant to this
                       ---------
Agreement are an integral part hereof. Each such Schedule shall be in writing, shall indicate the Section pursuant to which it is being delivered, and shall be initialed by the delivering party.

                9.11   Headings.  The headings contained herein are for the sole
                       --------
purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                9.12   Execution in Counterparts. This Agreement may be executed
                       -------------------------
in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                9.13   Arbitration.  All disputes under this Agreement shall be
                       -----------
resolved by binding arbitration in the City of New York, NY, before a single arbitrator in accordance with the rules of the American Arbitration Association.

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

Attest:                       IRWIN NATURALS/4HEALTH, INC.


                              By:/s/ Klee Irwin
-----------------------          --------------------------------
Secretary                     Name: Klee Irwin
                              Title: Chief Executive Officer

Attest:                       INHOLTRA NATURAL, LTD.


                              By:/s/ Ronald J. C. Gerard
------------------------         --------------------------------
Secretary                     Name: Ronald J. C. Gerard
                              Title: President

Attest:                       VITO V. FLORIO
                               by Inholtra Natural, Ltd., as
                               attorney-in-fact


                              By: /s/ Ronald J. C. Gerard
------------------------         --------------------------------
Secretary                     Name:  Ronald J. C. Gerard
                              Title: President

Attest:                       INHOLTRA INVESTMENT HOLDINGS AND
                               TRADING, N.V.,
                               by Herm Jan van Asselt, as
                               attorney-in-fact


                              By: /s/ Herm Jan van Asselt
------------------------         --------------------------------
Secretary                     Name:  Herm Jan van Asselt
                              Title: President

Attest:                       INHOLTRA, INC.


                              By: /s/ Edwina van Asselt
------------------------         --------------------------------
Secretary                     Name: Edwina van Asselt
                              Title: President

                                       26